Exhibit 99.1

NEWS RELEASE

The Hartford Announces Expanded Hedging Program That Effectively Eliminates Currency And Equity Market Risks On Japan Variable Annuity Block

•	Talcott Resolution, The Hartford's life run-off operations, now capital self-sufficient

•	Expects first quarter 2013 DAC charge of $600 million to net income due to expansion of hedging program

•	Company's capital flexibility significantly enhanced

HARTFORD, Conn., April 11, 2013 - At its investor meeting being held today, The Hartford said that the risk profile of its legacy variable annuity block has been significantly improved as a result of actions the company has taken, including an expanded Japan variable annuity (VA) hedging program, as well as the benefit of favorable yen weakening and global equity market movements.

“Last March, we announced a new strategy for The Hartford focused on positioning the organization, over time, to generate greater shareholder value by reducing the company's exposure to market volatility, lowering our cost of capital and increasing capital flexibility,” said The Hartford's Chairman, President and CEO Liam E. McGee. “A key element of that strategy, along with profitably growing our go forward businesses, is to reduce the size and risk of the legacy VA block. We are pleased that as a result of actions we have taken and global market movements, the risk profile of the legacy VA block has dramatically improved and Talcott's operations are now capital self-sufficient.”

“The company's capital flexibility is significantly enhanced since year end, and our capital generation outlook heading into 2014 and beyond is improved,” said The Hartford's Chief Financial Officer Christopher J. Swift. “With the significant progress we have made on The Hartford's transformation, excess capital generated by the go forward businesses -- property and casualty, group benefits and mutual funds -- will be available for potential capital management actions or reinvestment in the businesses for future profitable growth.”

The company also announced that financial results for the first quarter of 2013 will include a deferred acquisition charge (DAC) of approximately $600 million, after tax. The charge reflects the elimination of future estimated gross profits on the Japan VA block due to the increased costs of the hedging program. The first quarter of 2013 will also include the previously announced charge of $140 million, after tax, associated with costs incurred in connection with the company's $800 million debt tender offer completed in the first quarter of 2013. Due to the impact of these charges, the company expects to record a net loss for the first quarter of 2013. However, neither of these charges is included in core earnings, a non-GAAP financial measure.

The Hartford also increased its full year 2013 core earnings outlook, which was originally described in its Feb. 4, 2013 news release, to between $1.45 billion and $1.55 billion, reflecting higher Talcott Resolution core earnings due to the elimination of Japan VA DAC amortization expense as a result of the first quarter 2013 DAC charge.

About The Hartford

With more than 200 years of expertise, The Hartford (NYSE:HIG) is a leader in property and casualty insurance, group benefits and mutual funds. The company is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at www.thehartford.com.

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The 2013 earnings guidance presented in this release is based on core earnings (loss). A quantitative reconciliation of The Hartford's net income (loss) to core earnings (loss) is not calculable on a forward-looking basis because it is not possible to provide a reliable forecast of realized capital gains and losses, which typically vary substantially from period to period.

Some of the statements in this release should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "projects" and similar references to the future. Examples of forward-looking statements include, but are not limited to, statements the company makes regarding future results of operations. The Hartford cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include: challenges related to The Hartford's and its subsidiaries' (collectively, the "Company") current operating environment, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, a sustained low interest rate environment, higher tax rates and other potentially adverse developments on financial, commodity and credit markets and consumer and business spending and investment and the effect of these events on our returns in investment portfolios and our hedging costs associated with our variable annuities business; the risks, challenges and uncertainties associated with our capital management plan and our strategic realignment to focus on our property and casualty, group benefits and mutual fund businesses, place our Individual Annuity business into run-off and the sale of the Individual Life, Woodbury Financial Services and the Retirement Plans businesses; execution risk related to the continued reinvestment of our investment portfolios and refinement of our hedge program for our run-off annuity block; the capital self-sufficiency of the Company's Talcott Resolution business in stress scenarios; market risks associated with our business, including changes in interest rates, credit spreads, equity prices, market volatility and foreign exchange rates, and implied volatility levels, as well as continuing uncertainty in key sectors such as the global real estate market; the possibility of unfavorable loss development including with respect to long-tailed exposures; the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect our businesses; weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns; risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital, reserving, and catastrophe risk management; the uncertain effects of emerging claim and coverage issues; the Company's ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines; the impact on our statutory capital of various factors, including many that are outside the Company's control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results; risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in the Company's financial strength and credit ratings or negative rating actions or downgrades relating to our investments; the impact on our investment portfolio if our investment portfolio is concentrated in any particular segment of the economy; volatility in our earnings and potential material changes to our results resulting from our adjustment of our risk management program to emphasize protection of economic value; the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of the Company's financial instruments that could result in changes to investment valuations; the subjective determinations that underlie the Company's evaluation of other-than-temporary impairments on available-for-sale securities; losses due to nonperformance or defaults by others; the potential for further acceleration of deferred policy acquisition cost amortization; the potential for further impairments of our goodwill or the potential for changes in valuation allowances against deferred tax assets; the possible occurrence of terrorist attacks and the Company's ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage; the difficulty in predicting the Company's potential exposure for asbestos and environmental claims; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; actions by our competitors, many of which are larger or have greater financial resources than we do; the Company's ability to distribute its products through distribution channels, both current and future; the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which, among other effects, vests a Financial Services Oversight Council with the power to designate "systemically important" institutions, will require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and created a new "Federal Insurance Office" within the U.S. Department of the Treasury; unfavorable judicial or legislative developments; the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for the Company's products, operating costs and required capital levels; regulatory limitations on the ability of the Company and certain of its subsidiaries to declare and pay dividends; the Company's ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event; the risk that our framework for managing operational risks may not be effective in mitigating material risk and loss to the Company; the potential for difficulties arising from outsourcing relationships; the impact of changes in federal or state tax laws; regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests; the impact of potential changes in accounting principles and related financial reporting requirements; the impact of any future errors in financial reporting; the Company's ability to protect its intellectual property and defend against claims of infringement; the company's ability to implement its capital plan, and other factors described in such forward-looking statements and other factors described in The Hartford's 2012 Annual Report on Form 10-K, and other filings The Hartford makes with the Securities and Exchange Commission.

Any forward-looking statement made by the company in this release speaks only as of the date of this release. Factors or events that could cause the company's actual results to differ may emerge from time to time, and it is not possible for the company to predict all of them. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media Contacts
Shannon Lapierre, 860-547-5624
shannon.lapierre@thehartford.com
or
Thomas Hambrick, 860-547-9746
thomas.hambrick@thehartford.com
or
Investor Contacts
Sabra Purtill, CFA, 860-547-8691
sabra.purtill@thehartford.com
or
Sean Rourke, 860-547-5688
sean.rourke@thehartford.com